UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 13, 2013

SHOPEYE, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-189481 (Commission File Number)	35-2411642 (IRS Employer Identification No.)

108 Flying Mist Isle, Foster City, CA  94404

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  650-339-1077

None.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change In Registrant’s Certifying Accountant.

On August 13, 2013, the Public Company Accounting Oversight Board (“PCAOB”) issued an order which, among other things, revoked the PCAOB registration of Lake & Associates, CPA’s, LLC (“Lake & Associates”), the Company’s prior independent registered public accounting firm.  As a result of that revocation, the Company can no longer include the audit report and consent of Lake & Associates in its filings and other reports with the Securities and Exchange Commission.  In light of the foregoing actions by the PCAOB, Lake & Associates resigned as the Company’s independent registered public accounting firm on August 13, 2013. On August 26, 2013, the Company retained ZBS Group, LLP as its independent registered public accountants. The decision to change accountants was approved by the Company’s board of directors.

Lake & Associates was the independent registered public accounting firm for the Company from June 7, 2011 until August 13, 2013. Neither the report of Lake & Associates dated August 21, 2012 on the Company’s balance sheet as of May 31, 2012 and 2011, and the related statement of operations, shareholders’ equity/deficit and cash flows for the years ended May 31, 2012 and 2011, and from inception on May 11, 2011 through May 31, 2012, or the report dated August 13, 2013 on our balance sheet as of May 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended May 31, 2013 and 2012, and for the period May 11, 2011 (inception) through May 31, 2013, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Lake & Associates, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except that both such reports raised substantial doubts on our ability to continue as a going concern.  None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Lake & Associates served as the Company’s independent registered public accounting firm.

During our two most recent fiscal years and the subsequent interim period preceding the resignation of Lake & Associates we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Lake & Associates would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided Lake & Associates with a copy of this disclosure and has requested that Lake & Associates furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Lake & Associates addressed to the Securities and Exchange Commission dated August 26, 2013 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Prior to August 26, 2013, the date that ZBS Group, LLP was retained as the independent registered public accountants of the Company:

(1) The Company did not consult ZBS Group, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by ZBS Group, LLP that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult ZBS Group, LLP regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K

Upon the completion of the re-audit of the Company’s financial statements for the period ended May 31, 2012 and 2013, the Company will file an amendment to the annual report Form 10-K for the period ended May 31, 2013 and to the registration statement on Form S-1, filed on August 19, 2013.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

16.1       Letter dated August 26, 2013, from Lake & Associates, CPA to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPEYE, INC.

Date:  August 27, 2013

By:  Ethelinda Corpuz

Ethelinda Corpuz

President, Chief Executive Officer, and Director